                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549



                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 30, 1995


                      DAIRY MART CONVENIENCE STORES, INC.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    0-12497               04-2497894
          --------                    -------               ----------
(State or Other Jurisdiction      (Commission File         (IRS Employer
      of Incorporation)               Number)             Identification
                                                              Number)


One Vision Drive, Enfield, Connecticut                         06082
--------------------------------------                         -----
(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code: (203) 741-4444



                                      N/A
                                      ---
         (Former name or former address, if changed since last report.)
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          Item 5. Other Events
                  ------------

          The Company issued a press release on October 30, 1995 announcing, among other things, that it had entered into an agreement with Charles Nirenberg and certain of his affiliates pursuant to which the Company agreed to purchase from Mr. Nirenberg and such affiliates, subject to certain conditions, all of their interests in D.M. Associates Limited Partnership. In addition, in order for there to be time for the Company to seek to complete the purchase which is scheduled to take place prior to November 30, 1995, the Company also announced an adjournment of its annual meeting of shareholders from October 31, 1995 to November 30, 1995.

          The press release also stated that the Company had been notified that the holders of a majority of the outstanding principal amount of the Company's $75,000,000 Senior Subordinated Notes due 2004 (the "Notes") had instructed the Trustee under the Indenture relating to the Notes to issue a notice of default to the Company, which such notice of default had not yet been received by the Company. The default is alleged to have occurred due to the Company's failure to timely notify the trustee of a Change of Control of the Company (as defined in the Indenture) and the Company's failure to offer to redeem the Notes in accordance with the terms of the Indenture. The press release stated, however, that the Company does not acknowledge that a Change of Control has occurred. A copy of the press release is attached and filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference as though fully set forth herein.

          Item 7. Exhibits
                  --------

          The following exhibits are filed as part of this report on Form 8-K pursuant to Item 601 of Regulation S-K:

          Exhibit 99.1 - Press Release dated October 30, 1995.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, Dairy Mart Convenience Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 DAIRY MART CONVENIENCE
Date:  October 31, 1995              STORES, INC.



                                 By: /s/ Gregory G. Landry
                                    ----------------------
                                     Gregory G. Landry
                                     Its Executive Vice
                                     President and Chief
                                        Financial Officer


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